UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2020

LIMBACH HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36541	46-5399422
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1251 Waterfront Place, Suite 201, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 359-2100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LMB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion Letter Agreement For Executive Vice President and Chief Operating Officer

As previously announced by Limbach Holdings, Inc. (the “Company”) on a Current Report on Form 8-K filed on December 21, 2018, Michael M. McCann was promoted to the role of Co-Chief Operating Officer of the Company effective January 1, 2019. Mr. McCann now serves as the Company's Executive Vice President and Chief Operating Officer.

In connection with Mr. McCann's role as Executive Vice President and Chief Operating Officer and his employment with the Company, the Company entered into a promotion letter with Mr. McCann executed by him on May 21, 2020 (the “Promotion Letter”). Under that Promotion Letter, Mr. McCann will receive an annual base salary of $375,000, effective March 11, 2020, a $1,000 per month automobile allowance, and reimbursement of reasonable out-of-pocket business expenses in accordance with the Company’s written policies with respect to such matters. Mr. McCann is also eligible to receive an annual bonus based upon his performance and the Company’s operating results during each year, of up to 70% of his then current base salary and based upon achievement of objectives to be mutually agreed upon. The achievement of goals and milestones will be determined in the sole discretion of the Board or a Compensation Committee of the Board.

In addition, Mr. McCann will continue to be eligible to participate in the Company's Long-Term Incentive Plan, with awards being made under the Company’s equity incentive plan that is then in effect.

The Promotion Letter also provides that, if Mr. McCann's employment is terminated for reasons other than his Resignation, death, disability or Good Cause, or Mr. McCann Resigns for Good Reason as of, or within twelve months following, a Change in Control, he will be entitled to severance pay equal to (i) all previously earned and accrued but unpaid base salary up to the date of termination, (ii) a portion of any annual incentive plan payment earned during the year of termination pro-rated based upon the number of days actually employed during such year, and (iii) base salary and health benefits through the date that is 12 months from the date of such termination. In addition, upon a Change in Control all unvested shares will vest.

Capitalized terms used in this Current Report on Form 8K, but not defined herein, shall have the meaning ascribed to it in the Promotion Letter. The foregoing descriptions are qualified in their entirety by the full text of the Promotion Letter, which is filed herewith as Exhibit 10.1, and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMBACH HOLDINGS, INC.

By: /s/ Jayme L. Brooks
Name: Jayme L. Brooks
Title: Chief Financial Officer
Dated: May 28, 2020

Exhibit Number	Description of Exhibit
10.1	Offer Letter, dated May 11, 2020, between the Company and Michael M. McCann